Exhibit 4.1

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (the “Amendment”) is made as of this 5th day of August, 2014, by and among HANDY & HARMAN GROUP LTD., a Delaware corporation (the “Borrower”), each of the GUARANTORS listed on the signature pages hereto (the “Guarantors” and each is individually referred to herein as a “Guarantor”, and together with the Borrower, the “Loan Parties” and each is individually referred to herein as a “Loan Party”), the financial institutions which are named on the signature pages hereto as lenders (collectively, the “Lenders” and each is individually referred to as a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as administrative agent (the “Administrative Agent”) and in its capacity as a Lender.

BACKGROUND

A.          On November 8, 2012, Borrower, Guarantors, Lenders and Administrative Agent entered into a Credit Agreement to reflect certain financing arrangements between the parties thereto (as amended, modified, renewed, extended, replaced or substituted from time to time, the “Credit Agreement”).  The Credit Agreement, Loan Documents, and all other documents executed in connection therewith are collectively referred to herein as the “Existing Financing Agreements.”  All capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

B.          The Borrower plans to make a distribution to Handy & Harman Ltd. (“Parent”) in the amount of up to $80,000,000 (the “Distribution”).  The Borrower is proposing to fund up to $40,000,000 of the Distribution with Revolving Credit Loans and $40,000,000 of the Distribution with a new term loan funded by PNC (“Term Loan B”).

C.          The Loan Parties have requested and the Administrative Agent and the Required Lenders have agreed, to (i) consent to the Distribution and to the use of the Revolving Credit Loans to fund a portion thereof, (ii) permit PNC to extend to Borrower the Term Loan B and permit the proceeds of Term Loan B to be used to partially fund the Distribution, and (iii) amend certain terms and provisions contained in the Credit Agreement, as set forth more fully below and subject, in each case, to the terms and conditions set forth in this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.              Consent and Amendment.

(a)          In reliance upon the documentation and information provided to Administrative Agent, and notwithstanding anything to the contrary contained in Section 2.8 [Use of Revolving Credit Loan Proceeds], Section 3.4 [Use of Term Loan Proceeds], Section 8.2.1 [Indebtedness] or Section 8.2.5 [Dividends and Related Distributions] of the Credit Agreement, respectively, upon the Effective Date of this Amendment and subject to the terms hereof, Agent and Lenders hereby consent to the Distribution and to Term Loan B and each such Section shall be deemed amended to allow for the incurrence of the Indebtedness (Section 8.2.1 [Indebtedness]), use of the proceeds of the Loans (Section 2.8 [Use of Revolving Credit Loan Proceeds] and Section 3.4 [Use of Term Loan Proceeds]) and the making of the Distribution (Section 8.2.5 [Dividends and Related Distributions]).

(b)         This consent shall be effective only as to the items set forth in the preceding paragraph.  This consent shall not be deemed to constitute a consent to the breach by Borrower of any covenants or agreements contained in any Existing Financing Agreement with respect to any other transaction or matter.  Borrower agrees that the consents set forth in the preceding paragraph (a) shall be limited to the precise meaning of the words as written therein and shall not be deemed (i) to be a consent to, or any waiver or modification of, any other term or condition of any Existing Financing Agreement, or (ii) to prejudice any right or remedy that Administrative Agent or Lenders may now have or may in the future have under or in connection with any Existing Financing Agreement other than with respect to the matters for which the consent in the preceding paragraph (a) has been provided.  Other than as described in this Amendment, the consents described in the preceding paragraph (a) shall not alter, affect, release or prejudice in any way any Obligations under the Existing Financing Agreements.  This consent shall not be construed as establishing a course of conduct on the part of Administrative Agent or Lenders upon which the Borrower may rely at any time in the future. Borrower expressly waives any right to assert any claim to such effect at any time.

2.             Additional Amendments to Credit Agreement.  Upon the Effective Date, in addition to those amendments set forth in Section 1 above, the Credit Agreement shall be amended as follows:

(a)          New Definitions.  The following new definitions shall be added to Section 1.1 [Certain Definitions] of the Credit Agreement in the appropriate alphabetical order:

Distribution shall mean the distribution or distributions (not to exceed two (2) distributions) in an amount not to exceed $80,000,000 by Borrower to Parent, made on or within forty five (45) days following the Third Amendment Date (defined below).

First Amendment shall have the meaning specified in Section 3.1(a) hereof.

Term Loan A shall have the meaning specified in Section 3.1(a) hereof.

Term Loan B shall have the meaning specified in Section 3.3(b) hereof.

Term Loan B Advance shall have the meaning specified in Section 3.1(b); Term Loan B Advances shall mean collectively all of the Term Loan B Advances.

Third Amendment Date shall mean August 5, 2014.

(b)          Definitions.  The following definitions contained in Section 1.1 [Certain Definitions] of the Credit Agreement shall be amended and restated in their entirety as follows:

Fixed Charges shall mean, with respect to any Person for any period, the sum of, without duplication, the following of such Person or any of its Subsidiaries for such period in respect of  (a) Interest Expense; provided that any annual fees will be considered to be an Interest Expense when such amounts are recognized as an expense in the income statement of such Person or any of its Subsidiaries, (b) all regularly scheduled principal payments of Indebtedness for borrowed money and Indebtedness with respect to Capital Leases (and without duplicating amounts in item (a) of this definition, the interest component with respect to Indebtedness under Capital Leases), (c) all cash income taxes (and payments to Parent to pay its taxes), (d) other than cash dividends or distributions for Administrative Expenses (which shall be covered by clause (e)), cash dividends or distributions paid after the Closing Date by such Person or any of its Subsidiaries (other than to such Person or any of its Subsidiaries, other than dividends or distributions funded by the Specified Sale Proceeds Available Amount, and other than the Distribution) and repurchases or redemptions after the Closing Date by such Person or any of its Subsidiaries of its Capital Stock (other than from such Person or any of its Subsidiaries), (e) Administrative Expenses, whether paid directly or as a dividend, distribution, loan or advance to Parent, and (f) payments for pension expenses, whether paid directly or as a dividend, distribution, loan or advance to Parent.

Term Loan shall have the meaning specified in Section 3.3(b) hereof; Term Loans shall mean collectively all of the Term Loans.

(c)          Term Loans.  Article 3 [TERM LOANS] of the Credit Agreement shall be amended and restated in its entirety as follows:

3.            TERM LOANS

3.1          Term Loan Commitments.

(a)          Term Loan A.  Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agreed to make a term loan (“Term Loan A”) to the Borrower on the Closing Date in the principal amount of such Lender’s Term Loan Commitment, of which a certain amount was re-advanced and the principal amount reset in accordance with the First Amendment to Credit Agreement dated as of April 26, 2013 (“First Amendment”).  After giving effect to the First Amendment, as of the Third Amendment Date, $106,625,000.00 is outstanding with respect to Term Loan A. Prior to the Third Amendment Date, Term Loan A was referred to in the Existing Financing Agreements as the “Term Loan.”

(b)          Term Loan B. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, PNC, in its capacity as a Lender, agrees to make available and/or extend to the Borrower advances (each, a “Term Loan B Advance” and collectively, the “Term Loan B Advances”) under an additional term loan, which shall be a non-revolving delayed draw term loan.  At any time and from time to time, for the period commencing on the Third Amendment Date through and including the date which is forty five (45) days following the Third Amendment Date, Borrower may request and PNC, in its capacity as a Lender agrees to make to Borrower, a Term Loan B Advance or Term Loan B Advances, which shall be used by the Borrower for the purpose set forth herein; provided, however, that, (i) Borrower shall not be entitled to request more than two (2) Term Loan B Advances and (ii) the aggregate amount of all Term Loan B Advances shall not exceed $40,000,000.  Term Loan B Advances shall be requested in the same manner which is set forth for Revolving Credit Loans in Section 2.5.1 [Revolving Credit Loan Requests] hereof.  Amounts advanced under this Section 3.1(b) and repaid may not be reborrowed.

3.2          Nature of Lenders’ Obligations with Respect to Term Loans.  The obligations of each Lender to make Term Loans to the Borrower shall be in the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all Lenders to the Borrower, but each Lender’s Term Loan to the Borrower shall never exceed its Term Loan Commitment.  The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder.  Term Loan Commitments shall terminate (i) with respect to Term Loan A, on the Closing Date (and as of the date of the First Amendment) and (b) with respect to Term Loan B (which includes all Term Loan B Advances), on the date which is forty five (45) days following the Third Amendment Date.  Once repaid or prepaid, Term Loans may not be reborrowed.

3.3          Scheduled Amortization of Term Loans.

(a)           Amortization of Term Loan A.  Subject to adjustment as a result of prepayments in accordance with the terms of this Agreement, the Borrower shall repay, and there shall become due and payable (together with accrued interest thereon), on each Principal Amortization Payment Date falling in each month listed below, if applicable, the aggregate principal amount of Term Loan A indicated opposite such month:

Date:	Amount:	Principal Remaining:	Amort. %:
08/01/14	$3,125,000	$ 106,625,000	2.5%
11/01/14	$3,125,000	$ 103,500,000	2.5%
02/01/15	$3,906,250	$ 99,593,750	3.125%
05/01/15	$3,906,250	$ 95,687,500	3.125%
08/01/15	$3,906,250	$ 91,781,250	3.125%
11/01/15	$3,906,250	$ 87,875,000	3.125%
02/01/16	$3,906,250	$ 83,968,750	3.125%
05/01/16	$3,906,250	$ 80,062,500	3.125%
08/01/16	$3,906,250	$ 76,156,250	3.125%
11/01/16	$3,906,250	$ 72,250,000	3.125%
02/01/17	$3,906,250	$ 68,343,750	3.125%
05/01/17	$3,906,250	$ 64,437,500	3.125%
08/01/17	$3,906,250	$ 60,531,250	3.125%
Maturity Date	$60,531,250	$0

; provided that in any event any remaining unpaid principal amount of Term Loan A shall be due and payable on the earlier of (a) the Maturity Date and (b) the date Term Loan A is declared due and payable pursuant to Section 9.2 [Consequences of Event of Default].

(b)          Amortization of Term Loan B. The entire outstanding principal balance of Term Loan B Advances outstanding on the date which is forty five (45) days following the Third Amendment Date shall be converted to a term loan (the “Term Loan B” which, collectively with Term Loan A and all Term Loan B Advances, shall be referred to as the “Term Loans” and each may be referred to individually as a “Term Loan”) and no further Term Loan B Advances shall be permitted. The principal portion of the Term Loan B shall begin to amortize and shall be due and payable (together with accrued interest thereon), subject to adjustment as a result of prepayments in accordance with the terms of this Agreement, as follows: (i) 2.5% per quarter through and including November 1, 2014, and (ii) 3.125% per quarter thereafter; provided that in any event any remaining unpaid principal amount of Term Loan B shall be due and payable on the earlier of (a) the Maturity Date, (b) the date Term Loan B is declared due and payable pursuant to Section 9.2 [Consequences of Event of Default] and (c) the date the Revolving Credit Loans are refinanced.

3.4          Use of Term Loan Proceeds.  The proceeds of (i) Term Loan A shall be used to refinance existing Indebtedness of the Loan Parties on the Closing Date, to fund the WJT Acquisition and pay fees and expenses in connection therewith and (ii) Term Loan B Advances shall be used to fund a portion of the Distribution by Borrower to Parent.

3.          Schedules.  Schedule 1.1(C) to the Credit Agreement is hereby amended by adding the following:

Lender		Term Loan B Commitments	Share
Name:	PNC Bank, National Association	$40,000,000	100%
Address:	1600 Market Street, Philadelphia, PA 19103
Attention:	Kirk M. Mader
Telephone:	(215) 585-1385
Telecopy:	(215) 585-4144

4.             Representations and Warranties.  Each Loan Party hereby:

(a)          reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof, in each case other than representations and warranties that relate to a specific date;

(b)          reaffirms all of the covenants contained in the Credit Agreement and covenants to abide thereby until all Loans, Obligations and other liabilities of Loan Parties to Administrative Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Administrative Agent and Lenders;

(c)          represents and warrants that no Potential Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)          represents and warrants that since December 31, 2013, no event or development has occurred which has had or is reasonably likely to have a Material Adverse Change;

(e)          represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment and all related agreements, instruments, and documents to which such Loan Party is a party, that such actions were duly authorized by all necessary corporate or company action and that the officers executing this Amendment and any related agreements, instruments or documents on its behalf were similarly authorized and empowered, and that neither this Amendment or any related agreements, instruments, or documents contravenes any provisions of its Articles of Incorporation or Certificate of Formation, as applicable and Bylaws or Operating Agreement, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound;

(f)           represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered by such Loan Party in connection herewith, are valid, binding and enforceable in accordance with their respective terms; and

(g)          both before and after giving effect to (i) this Amendment and advancing of the Term Loan B and (ii) the making of the Distribution, each of the Loan Parties is and shall be Solvent.

5.             Security Interest.  As security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), and satisfaction by the Loan Parties of all covenants and undertakings contained in the Credit Agreement and the other Existing Financing Agreements, the Borrower and each of the Guarantors reconfirms the prior grant of the security interest in and first priority, perfected lien in favor of PNC Bank, National Association, in its capacity as Collateral Agent (as defined in the Security Agreement), for its benefit and the ratable benefit of each Secured Party (as defined in the Security Agreement), upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located.  Loan Parties acknowledge, confirm, and agree that the Term Loan B and all Term Loan B Advances constitute Obligations (as defined in the Credit Agreement) and Secured Obligations (as defined in the Security Agreement), and the payment and performance thereof is secured by the Liens of Collateral Agent (as defined in the Security Agreement) on, and security interests in, the Collateral.

6.             Confirmation of Indebtedness.  Loan Parties confirm and acknowledge that as of the close of business on August 4, 2014, Borrower was indebted to Administrative Agent and Lenders under the Credit Agreement in the aggregate principal amount of (i) $39,307,298.83  with respect to the Revolving Credit Loans and (ii) $106,625,000.00  with respect to the Term Loans (after the date hereof, referred to as Term Loan A),  without any deduction, defense, setoff, claim or counterclaim, plus all fees, costs and expenses incurred to date in connection with the Credit Agreement and the other Existing Financing Agreements.

7.             Acknowledgment of Guarantors. Each Guarantor hereby covenants and agrees that the Continuing Agreement of Guaranty and Suretyship dated November 8, 2012, as amended, restated, supplemented and otherwise modified from time to time, shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrower and each other Guarantor to Administrative Agent and Lenders under the Credit Agreement and the other Existing Financing Agreements.

8.             Conditions Precedent/Effectiveness Conditions.  This Amendment shall be effective upon (the “Effective Date”) the satisfaction of each of the following conditions (all documents to be in form and substance reasonably satisfactory to Administrative Agent and Administrative Agent’s counsel):

(a)          Administrative Agent shall have received this Amendment duly executed by Lenders and all Loan Parties;

(b)          Administrative Agent shall have received a duly completed Compliance Certificate as of the date hereof, signed by an Authorized Officer of the Borrower, demonstrating that, after giving effect to the making of Term Loan B and, on a pro forma basis, the making of the Distribution: (a) the Leverage Ratio does not and will not, exceed 3.00 to 1.00 and (b) that each of the Loan Parties is, and will be, Solvent;

(c)          Administrative Agent shall have received Term Loan B Note in the amount of $40,000,000 fully executed by the Borrower in favor of PNC;

(d)          Administrative Agent shall have received a good standing or similar certificate for Borrower and each Guarantor dated not more than 30 days prior to the date of this Amendment, issued by the Secretary of State of Borrower’s or such Guarantor’s jurisdiction of formation;

(e)          Administrative Agent shall have received an incumbency certificate for Borrower and each Guarantor identifying all authorized officers with specimen signatures and authorizing resolutions of Borrower and each Guarantor authorizing the execution of this Amendment and the Notes and the transactions contemplated herein and a certification from an Authorized Officer of Borrower and each Guarantor, that there has been no change to the organizational documents as in effect on the Closing Date of the Credit Agreement;

(f)          Administrative Agent shall have received the results of UCC, tax lien, and judgment searches against the Borrower in its jurisdiction of incorporation and material operating locations;

(g)          Administrative Agent shall have received, on behalf of the Lenders signing this Amendment, an upfront/amendment fee in the amount of $216,625.00, in immediately available funds, which fee shall be fully earned upon the date of this Amendment; and

(h)          Execution and/or delivery of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof.

9.             Payment of Fees and Expenses.  Loan Parties shall pay or reimburse Administrative Agent for all fees, costs, and expenses, including without limitation, reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

10.           Reaffirmation of Existing Financing Agreements.  Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all other of the Existing Financing Agreements, are hereby reaffirmed and shall continue in full force and effect as therein written.

11.           Release.  As further consideration for Administrative Agent’s and Lenders’ agreement to grant the accommodations set forth herein, each Loan Party hereby waives and releases and forever discharges Administrative Agent and Lenders and their respective officers, directors, attorneys, agents and employees from any liability, damage, claim, loss or expense of any kind that Loan Parties, or any of them, may have against Administrative Agent or Lender arising out of or relating to the Obligations, this Amendment or the Existing Financing Agreements, other than any liability, damage, claim, loss or expense as a result of the gross negligence or willful misconduct of the Administrative Agent or any Lender.

12.           Miscellaneous.

(a)          No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)          The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)          No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)          The terms and conditions of this Amendment shall be governed by the laws of the State of New York.

(e)          This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery by facsimile or electronic transmission shall bind the parties hereto.

 [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWER:	HANDY & HARMAN GROUP LTD.

	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

GUARANTORS:
ARLON LLC
ARLON MED INTERNATIONAL LLC
BAIRNCO CORPORATION
460 WEST MAIN STREET HOLDING CORPORATION
EAST 74TH STREET HOLDINGS INC.
DANIEL RADIATOR CORPORATION
HANDY & HARMAN
HANDY & HARMAN AUTOMOTIVE
GROUP, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
HANDY & HARMAN HOLDING CORPORATION
HANDY & HARMAN INTERNATIONAL, LTD.
HANDY & HARMAN OF CANADA, LIMITED
HANDY & HARMAN TUBE COMPANY, INC.
HANDYTUBE CORPORATION
INDIANA TUBE CORPORATION
KASCO CORPORATION
KASCO MEXICO LLC
LUCAS-MILHAUPT, INC.
LUCAS-MILHAUPT WARWICK LLC
MICRO-TUBE FABRICATORS, INC.
OCMUS, INC.
OMG, INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
PAL-RATH REALTY, INC.
PAM FASTENING TECHNOLOGY, INC.

By: /s/ James F. McCabe, Jr. Name: James F. McCabe, Jr. Title: Senior Vice President
ATLANTIC SERVICE COMPANY, LIMITED By: /s/ James F. McCabe, Jr. Name: James F. McCabe, Jr. Title: Treasurer
20 GRANT STREET NOMINEE TRUST THE 7 ORNE STREET NOMINEE TRUST THE 28 GRANT STREET NOMINEE TRUST By: /s/ James F. McCabe, Jr. Name: James F. McCabe, Jr. Title: Trustee

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and a Lender By: /s/ Kirk M. Mader Name: Kirk M. Mader Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

RBS CITIZENS, N.A., as a Lender

By:	/s/ Doug More
	Name:	Doug More
	Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Cassie Kim
	Name:	Cassie Kim
	Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Melinda A. White
	Name:	Melinda A. White
	Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

PEOPLE’S UNITED BANK, N.A., as a Lender

By:	/s/ Stephanie Pierce
	Name:	Stephanie Pierce
	Title:	Senior Commercial Relationship Manager, Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

FIRST NIAGARA BANK, N.A., as a Lender

By:	/s/ Troy Jellerette
	Name:	Troy Jellerette
	Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]